UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 17, 2010
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-32258 (Commission File Number)	20-0546644 (IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 17, 2010, Betsy S. Atkins notified Reynolds American Inc. (“RAI”) that, due to an increase in the workload from the boards on which she serves, she is resigning as a member of RAI’s Board of Directors and of the Board’s Corporate Governance and Nominating Committee and Compensation and Leadership Development Committee, effective immediately. Ms. Atkins has served on RAI’s Board since July 30, 2004, as one of the five board members designated by Brown & Williamson Holdings, Inc. (“B&W”), a subsidiary of British American Tobacco p.l.c. (“BAT”), under the terms of a July 30, 2004 governance agreement, as amended, among RAI, B&W and BAT. Her term as a Class I Director was scheduled to expire on the date of RAI’s 2011 annual shareholders’ meeting. A copy of Ms. Atkins’ resignation letter is attached to this report as Exhibit 99.1. A copy of the press release announcing such resignation is attached to this report as Exhibit 99.2.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibit.
     The following is furnished as an Exhibit to this Report.

Number	Exhibit

99.1	Letter from Betsy S. Atkins, dated June 17, 2010.

99.2	Press Release of Reynolds American Inc., dated June 22, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: June 22, 2010

INDEX TO EXHIBITS

Number	Exhibit

99.1	Letter from Betsy S. Atkins, dated June 17, 2010.

99.2	Press Release of Reynolds American Inc., dated June 22, 2010.